Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

MISSISSIPPI DEPARTMENT OF BANKING AND CONSUMER FINANCE

JACKSON, MISSISSIPPI

)
In the Matter of	)
	)	ORDER TERMINATING
BANCORPSOUTH BANK	)	CONSENT ORDER
TUPELO, MISSISSIPPI	)
	)	FDIC-14-0206b
(Insured State Nonmember Bank))
)

IT IS HEREBY ORDERED, that the CONSENT ORDER jointly issued against BANCORPSOUTH BANK, TUPELO, MISSISSIPPI, pursuant to Section 8(b) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(b) and Title 81, Chapter 1 of the Mississippi Code, Miss. Code Ann. § 81-l-125, on September 4, 2014, be and hereby is terminated.

Issued pursuant to delegated authority.

Dated this 7 day of April 2015.

Charlotte N. Corley Commissioner Mississippi Department of Banking and Consumer Finance	Kristie K. Elmquist Regional Director Dallas Region Division of Risk Management Supervision Federal Deposit Insurance Corporation